UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2017

 DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
(415) 738-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders.
A special meeting of the stockholders of Digital Realty Trust, Inc. (the “Company”) was held on September 13, 2017 (the “Special Meeting”). At the close of business on August 14, 2017, the record date for the Special Meeting, there were 162,195,217 shares of the Company’s common stock outstanding and entitled to vote. Holders of 140,087,143 shares of common stock, representing a like number of votes, were present at the Special Meeting, either in person or by proxy. Set forth below are the voting results from the Special Meeting.
Proposal 1. To approve the issuance of shares of the Company’s common stock to the security holders of DuPont Fabros Technology, Inc., a Maryland corporation, which we refer to as DFT, and DuPont Fabros Technology, L.P., which we refer to as DFT OP, pursuant to the Agreement and Plan of Merger, dated as of June 8, 2017, as it may be amended from time to time, by and among the Company, Penguins REIT Sub, LLC, Digital Realty Trust, L.P., Penguins OP Sub 2, LLC, Penguins OP Sub, LLC, DFT and DFT OP, which required the affirmative vote of at least a majority of all votes cast on the proposal.

Votes For	Votes Against	Abstentions
139,501,071	90,889	495,183

Proposal 2. To approve one or more adjournments of the Special Meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of Proposal 1, which required the affirmative vote of the holders of a majority of the votes cast on such proposal.

Votes For	Votes Against	Abstentions
127,505,931	12,128,207	453,005
No other proposals were submitted to a vote of the Company’s common stockholders at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
 Date: September 13, 2017

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary